EXHIBIT 99

                                               [U S WEST COMMUNICATIONS LOGO]

         NEWS RELEASE


April 28, 2000

                          U S WEST COMMUNICATIONS, INC.
                     EXTENDS EXCHANGE OFFER FOR $750 MILLION
                   OF 7.20 PERCENT NOTES DUE NOVEMBER 1, 2004

DENVER, April 28, 2000 - U S WEST Communications, Inc. (the "Company") has extended to 5 p.m. EDT, on May 8, 2000, its offer (the "Exchange Offer") to exchange 7.20 Percent Notes due November 1, 2004, which have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") ("New Notes"), for its outstanding 7.20 Percent Notes due November 1, 2004 ("Old Notes"). The offer had been scheduled to expire at 5p.m. EDT on May 1, 2000. As of April 27, 2000, Old Notes in the approximate aggregate principal amount of $225,769,000 have been tendered in the Exchange Offer.

For more  information,  contact  the  Exchange  Agent,  Bank One Trust  Company,
National Association, Global Corporate Trust Services, 1 Bank One Plaza, One North State Street, 9th Floor, Chicago, IL 60602. Attention: Exchanges (telecopy 312-407-8853, telephone 800-524-9472, e-mail bondholder@em.fcnbd.com).

Holders of Old Notes who do not tender before 5 p.m. EDT on May 8, 2000, will continue to hold unregistered securities and will have no right to compel the Company to register their Old Notes under the Securities Act.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for the Company's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) acceleration of the deployment of additional services and/or advanced new services to customers, such as broadband data, wireless (including the purchase of spectrum licenses) and video services, which would require substantial expenditure of financial and other resources; (vii) a change in economic conditions in the various markets served by the Company's operations; (viii) higher than anticipated start-up costs associated with new business opportunities; (ix) delays in the Company's ability to begin offering interLATA long-distance services; (x) consumer acceptance of broadband services, including telephony, data and wireless services; and (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Further   information:   Larry  Thede,   303-896-3550;   Martha  Daniele  Paine,
                          303-896-5706; Kent Evans, 303-896-3096.